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                                                           EXHIBIT 10.47













                             DIEDRICH COFFEE, INC.,

                           AREA DEVELOPMENT AGREEMENT

                             DATED: ______________



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                                  TABLE OF CONTENTS
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                                                                          PAGE
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I.      GRANT OF AREA DEVELOPMENT FRANCHISE. . . . . . . . . . . . . . . . .1
        1.1     Grant of Area Development Franchise. . . . . . . . . . . . .1
        1.2     No Trademark License . . . . . . . . . . . . . . . . . . . .2
        1.3     Definitions. . . . . . . . . . . . . . . . . . . . . . . . .2

II.     DEVELOPER'S DEVELOPMENT OBLIGATION . . . . . . . . . . . . . . . . .4
        2.1     Minimum Development Obligation . . . . . . . . . . . . . . .4
        2.2     Force Majeure. . . . . . . . . . . . . . . . . . . . . . . .5
        2.3     Developer May Exceed Minimum Development Obligation. . . . .5
        2.4     Servicing of Excluded Venues by Developer. . . . . . . . . .6
        2.5     Servicing of Wholesale Accounts. . . . . . . . . . . . . . .6

III.    EXCLUSIVITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
        3.1     Exclusivity. . . . . . . . . . . . . . . . . . . . . . . . .6

IV.     TERM OF AREA DEVELOPMENT AGREEMENT . . . . . . . . . . . . . . . . .7
        4.1     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
        4.2     Renewal. . . . . . . . . . . . . . . . . . . . . . . . . . .7
        4.3     Limited Additional Development Right . . . . . . . . . . . .8
        4.4     Exercise of Right of Additional Development. . . . . . . . .8
        4.5     Conditions to Exercise of Right of Additional Development. .8

V.      PAYMENTS BY DEVELOPER. . . . . . . . . . . . . . . . . . . . . . . .9
        5.1     Development Area Fees. . . . . . . . . . . . . . . . . . . .9
        5.2     Franchise Fees for Each Coffeehouse. . . . . . . . . . . . .9

VI.     EXECUTION OF INDIVIDUAL FRANCHISE AGREEMENTS . . . . . . . . . . . 10
        6.1     Site Approval, Submission of Offering Circular, Execution
                of Franchise Agreement . . . . . . . . . . . . . . . . . . 10
        6.2     Condition Precedent To Company's Obligations . . . . . . . 11

VII.    ASSIGNABILITY AND SUBFRANCHISING . . . . . . . . . . . . . . . . . 11
        7.1     Assignability By Company . . . . . . . . . . . . . . . . . 11
        7.2     No Subfranchising by Developer . . . . . . . . . . . . . . 11
        7.3     Assignment by Developer. . . . . . . . . . . . . . . . . . 12
        7.4     Individual Franchise Agreements. . . . . . . . . . . . . . 13

VIII.   NON-COMPETITION, NON-SOLICITATION, TRADE SECRETS . . . . . . . . . 13
        8.1     In Term. . . . . . . . . . . . . . . . . . . . . . . . . . 13
        8.2     Post-Term. . . . . . . . . . . . . . . . . . . . . . . . . 13


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        8.3     Modification . . . . . . . . . . . . . . . . . . . . . . . 14
        8.4     Personnel. . . . . . . . . . . . . . . . . . . . . . . . . 14
        8.5     Trade Secrets. . . . . . . . . . . . . . . . . . . . . . . 15

IX.     TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
        9.1     Termination Pursuant To A Material Breach Of This
                Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 15
        9.2     Termination by Reason of a Material Breach of Other
                Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 16
        9.3     Effect of Termination. . . . . . . . . . . . . . . . . . . 16

X.      BUSINESS ENTITY DEVELOPER. . . . . . . . . . . . . . . . . . . . . 16
        10.1    Business Entity Developer. . . . . . . . . . . . . . . . . 16

XI.     GENERAL CONDITIONS AND PROVISIONS. . . . . . . . . . . . . . . . . 17
        11.1    Relationship of Developer to Company . . . . . . . . . . . 17
        11.2    Indemnity by Developer . . . . . . . . . . . . . . . . . . 17
        11.3    Limitation of Liability. . . . . . . . . . . . . . . . . . 18
        11.4    Waiver and Delay . . . . . . . . . . . . . . . . . . . . . 18
        11.5    Survival of Covenants. . . . . . . . . . . . . . . . . . . 18
        11.6    Successors and Assigns . . . . . . . . . . . . . . . . . . 18
        11.7    Joint and Several Liability. . . . . . . . . . . . . . . . 19
        11.8    Governing Law. . . . . . . . . . . . . . . . . . . . . . . 19
        11.9    Entire Agreement . . . . . . . . . . . . . . . . . . . . . 19
        11.10   Titles For Convenience . . . . . . . . . . . . . . . . . . 19
        11.11   Gender And Construction. . . . . . . . . . . . . . . . . . 20
        11.12   Severability . . . . . . . . . . . . . . . . . . . . . . . 20
        11.13   Counterparts . . . . . . . . . . . . . . . . . . . . . . . 20
        11.14   Fees and Expenses. . . . . . . . . . . . . . . . . . . . . 20
        11.15   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 21

XII.    SUBMISSION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . 22
        12.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . 22

XIII.   ACKNOWLEDGMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 22
        13.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . 22

EXHIBIT A       DEVELOPMENT AREA . . . . . . . . . . . . . . . . . . . . . 24

EXHIBIT B       MINIMUM DEVELOPMENT OBLIGATIONS. . . . . . . . . . . . . . 25

EXHIBIT C       DEVELOPER INFORMATION. . . . . . . . . . . . . . . . . . . 26

EXHIBIT D       EXCEPTIONS TO SECTION 8.1. . . . . . . . . . . . . . . . . 27

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

                           AREA DEVELOPMENT AGREEMENT

                THIS AREA DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into this ___ day of __________, 19__, (the "Effective Date") by and between Diedrich Coffee, Inc. ("Company"), a California corporation, and ____________, a ______________________ ("Developer"), with reference to the following facts:

                A. Company intends to license certain proprietary and other property rights and interests in and to the "Diedrich Coffee" name and such other trademarks, trade names, service marks, logotypes, insignias, trade dress and designs which Company may from time to time authorize or direct Developer to use in connection with the operation of Coffeehouse (the "Marks").

                B. Company has developed and continues to develop a system for the operation of coffeehouses, kiosks and coffee carts and merchandising of Diedrich Coffee Authorized Products, which system features distinctive signs, recipes, and various trade secrets and other confidential information, and in some cases also includes architectural designs, trade dress, uniforms, equipment specifications, layout plans, inventory, record-keeping and marketing techniques (the "System").

                C. Company desires to expand and develop its system of "Diedrich Coffee" Coffeehouses, and seeks sophisticated and efficient multi-unit franchisees who will develop numerous Coffeehouses within designated areas.

                D. Developer desires to build and operate "Diedrich Coffee" Coffeehouses, and Company desires to grant to Developer the right to build and operate said Coffeehouses in accordance with the terms and upon the conditions contained in this Agreement.

                          WHEREFORE IT IS AGREED

                                    I.
                   GRANT OF AREA DEVELOPMENT FRANCHISE

                I.1     GRANT OF AREA DEVELOPMENT FRANCHISE.

                Upon the terms and subject to the conditions of this Agreement, Company hereby grants to Developer, and Developer hereby accepts, the right, during the term hereof, to develop Coffeehouses solely at Venues within the Development Area.


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                I.2     NO TRADEMARK LICENSE.

                No right or license is granted to Developer hereunder to use any trademarks, trade names, service marks, logotypes, insignias, trade dress or designs owned by Company, such right and license being granted solely pursuant to Franchise Agreement(s) executed pursuant to Section 6.1 below.

                I.3 DEFINITIONS. In this Agreement, (a) capitalized terms not otherwise defined herein shall have the meaning given such term in the Franchise Agreement, and (b) the following capitalized terms shall have the meanings set forth below, unless the context otherwise requires:

"Applicable Law" means and includes applicable common law and all applicable statutes, laws, rules, regulations, ordinances, policies and procedures established by any Governmental Authority, governing the operation of the Coffeehouse, including all immigration, labor, disability, food and drug laws, health and safety regulations, and Americans With Disabilities Act requirements, as in effect on the Effective Date hereof, and as may be amended from time to time.

"Authorized Products" means the specific espresso drinks and coffees, roasted coffee beans and blends, premium teas, baked goods, snacks and other food items and ancillary products, which may include coffee making equipment, cups, hats, t-shirts and novelty items, as specified by Company from time to time in Company's Manuals, or as otherwise directed by Company in writing, for sale at the Developer's Coffeehouse, prepared and served in strict accordance with Company's recipes, quality standards and specifications, including specifications as to ingredients, brand names, preparation and presentation.

"Business Entity" means any limited liability company or Partnership, and any trust, association, corporation or other entity which is not an individual.

"Coffeehouse" shall refer to the full service location, kiosk, or coffee cart operated under the Marks and in accordance with the System and specializing in the sale of Authorized Products, pursuant to a validly executed Franchise Agreement.

"Development Area" shall mean and refer to the geographical area set forth in Exhibit "A" which is annexed hereto and by this reference made a part hereof

"Development Period" shall mean each of the time periods during which Developer shall have the right and obligation to construct, equip, open and thereafter continue to operate Coffeehouses in accordance with the Minimum Development Obligation.

"Diedrich Coffee Branded Product" is any product now existing or developed in the future that bears or is packaged under any of the Marks.

"Effective Date" means the date indicated in the first paragraph of this Agreement.

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"Excluded Venues" shall mean stores operated at institutional settings, including airports, colleges and universities, schools, hospitals, military and other governmental facilities, office or in-plant food service facilities, shopping mall food courts operated by a master concessionaire, and any venue in which food service is or may be provided by a master concessionaire or contract food service provider.

"Franchise Agreement" means the then current form of agreement prescribed by Company and used to grant to Developer the right to own and operate a single Coffeehouse in the Development Area, including all exhibits, riders, guarantees or other related instruments, all as amended from time to time.

"Governmental Authority" means and includes all Federal, state, county, municipal and local governmental and quasi-governmental agencies, commissions and authorities.

"Gross Sales" means gross revenues (excluding allowances and sales taxes) received or receivable by Developer as payment, whether in cash or for credit or barter (and, if for credit or barter, whether or not payment is received therefor), for all espresso, coffee, tea and other beverages, roasted coffee beans, food, and other goods, services, and supplies sold or prepared in any and all of Developer's Coffeehouses, or which are promoted or sold under any of the Marks.

"Manuals" means Company's Front Line Team Member Training Guide; training software; Diedrich Coffee Operations Manual and Support Manual, and related manuals now or hereafter created by Company for use in connection with the operation of a Coffeehouse, as the same may be amended and revised from time to time, including all bulletins, supplements and ancillary manuals.

"Marks" shall have the meaning set forth in Recital A.

"Minimum Development Obligation" shall mean the Developer's right and obligation to construct, equip, open and thereafter continue to operate at Venues within the Development Area not less than the cumulative number of Coffeehouses set forth in Exhibit "B," which is annexed hereto and by this reference made a part hereof, within each of the Development Periods specified therein.

"Offering Circular" means the Uniform Franchise Offering Circular or its equivalent as may be required by applicable law.

"Partnership" means any general partnership or limited partnership.

"Permits" means and include all applicable franchises, licenses, permits, registrations, certificates and other operating authority required by Applicable Law.


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"Premises" means, in the case of a kiosk or cart, the property at which such
Coffeehouse is located, including unless otherwise expressly provided, any ancillary common areas, campus, buildings and other structures associated with the Premises.

"Term" shall have the meaning set forth in Section 4.1 including any extensions thereof.

"Then-current" as used in this Agreement and applied to the Offering Circular and Area Development Agreement shall mean the form then currently provided to prospective franchisees or area franchisees, or if not then being so provided, then such form selected by the Company in its sole discretion which previously has been delivered to and executed by a franchisee of Company.

"System" shall have the meaning set forth in Recital B above.

"Venue" shall mean all types of locations other than "Excluded Venues".

"Week" shall refer to the 7 day period ending on Sunday of each calendar week, or such other reporting period hereafter specified by Company.

                                      II.
                       DEVELOPER'S DEVELOPMENT OBLIGATION

                II.1    MINIMUM DEVELOPMENT OBLIGATION.

                II.1.1 Developer shall construct, equip, open and thereafter continue to operate at Venues within the Development Area not less than the cumulative number of Coffeehouses within each of the Development Periods specified in Exhibit "B".

                II.1.2 Developer shall have the right to close any Coffeehouse opened pursuant to this Agreement if Developer demonstrates to Company's reasonable satisfaction that the site has not operated profitably and is unlikely in the future to operate profitably, provided that Developer obtains Company's prior written consent to such closure, which Company shall grant or withhold based upon Company's reasonable business judgment. For purposes of Developer's Minimum Development Obligation, such closed Coffeehouse shall continue to be counted as an operating Coffeehouses for a period of 12 months following closure, and Developer shall be deemed in breach of the Minimum Development Obligation if immediately after said 12 month period the cumulative number of Coffeehouses then-operating is not equal to or greater than the cumulative number required to have been in operation as of the end of the immediately preceding Development Period. Developer shall execute a new Franchise Agreement pursuant to Section 6.1 for each subsequently opened Restaurant, even if opened as a "replacement" for the closed Restaurant.


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                II.1.3  If a Coffeehouse opened and operated by Developer is destroyed or damaged, other than by a voluntary act of Developer, so that such Coffeehouse cannot continue to operate, the destroyed or damaged Coffeehouse shall continue to count toward satisfaction of the Minimum Development Schedule (during the period until such substitute location opens), BUT ONLY IF (i) Developer shall repair and restore such Coffeehouse to Company's then approved plans and specifications within 120 days after the occurrence of such destruction or damage, subject to delays permitted by
Section 2.2, or (ii) Developer shall, within 120 days after the occurrence of such destruction or damage, open a Coffeehouse at a substitute location within the Development Area in accordance with Company's then approved plans and specifications (any such substitute location and the lease for such location must be approved in writing in advance by Company pursuant hereto and Developer shall execute a new Franchise Agreement therefor, pursuant to
Section 6.1).

                II.2    FORCE MAJEURE.

                Should Developer be unable to meet the Minimum Development Obligation solely as the result of Force Majeure, including, but not limited to strikes, material shortages, fires, floods, earthquakes, and other acts of God, or by force of law (including, but not limited to any legal disability of Company to deliver any Offering Circular required by law to be delivered as contemplated by Section 6.1 of this Agreement), which result in the inability of Developer to construct or operate Coffeehouse(s) in all or substantially all of the Development Area, and which Developer could not by the exercise of due diligence have avoided, the Development Periods shall be extended by the amount of time during which such Force Majeure shall exist.

                II.3    DEVELOPER MAY EXCEED MINIMUM DEVELOPMENT OBLIGATION.

                II.3.1 Provided that Company is satisfied, in its sole subjective judgment, that Developer has the requisite skills, financial resources, management structure, personnel and other capabilities to do so, and subject to the terms and conditions of this Agreement and the Franchise Agreements, Developer may during the Term construct, equip, open and operate more Coffeehouses at Venues within the Development Area than required in the Minimum Development Obligation.

                II.3.2 Although Company reserves the right to assess Developer's capabilities to exceed the Minimum Development Obligation, nothing in this Section 2.3 is intended to limit or restrict Developer's right or ability, subject to the terms of this Agreement, to construct, equip, open and operate the number of Coffeehouses within the Development Area required by the Minimum Development Obligation.

                II.4    SERVICING OF EXCLUDED VENUES BY DEVELOPER.

                In the event that Company licenses one or more third party(ies) to operate any "Diedrich Coffee" coffeehouse, kiosk or cart at an Excluded Venue within the

Development Area, Company shall provide Developer with the opportunity to sign an agreement which among other things provides Developer the right to act during the Term hereof as Company's representative to provide such services and assistance to such third party(ies) as Company may specify, in exchange for which Company shall pay Developer an amount equal to 20% of the gross revenues actually received by Company from the licensee on account of the operation of the Excluded Venue, including revenues in the form of royalties and from the purchase of coffee and other products from Company (but excluding any payments by the licensee for Company's Advertising Program, if applicable).

                II.5    SERVICING OF WHOLESALE ACCOUNTS

                Notwithstanding Section 3.1.3(ii), Company shall not distribute and market, or appoint any third party distributor to distribute and market, within the Development Area, "Diedrich Coffee" brand named espresso, ground coffee and roasted coffee beans, or tea to restaurants or other wholesale accounts who will use such raw products to produce and sell brewed beverages to the public (i.e., expressly excluding the sale of such items pre-packaged for resale or otherwise intended for resale as raw, unbrewed ingredients), or in conjunction with office coffee system services ("Wholesale Distribution Activities"), unless Company shall have first provided Developer the opportunity for a period of at least 30 days to negotiate in good faith a mutually acceptable agreement ("Distribution Agreement") under which Developer may act as Company's wholesale distributor and account representative with respect to such Wholesale Distribution Activities in the Development Area. The term "Wholesale Distribution Activities" includes sales of the foregoing products to wholesale accounts which are located in Excluded Venues, but which do not operate under the "Diedrich Coffee" name (e.g., a college cafeteria). If the parties are unable to agree upon a mutually acceptable Distribution Agreement within said 30 day period, Company shall be free to undertake or to appoint a third party to undertake such Wholesale Distribution Activities without further obligation to Developer.

                                      III.
                                EXCLUSIVITY

                III.1   EXCLUSIVITY.

                        III.1.1 During the Term of this Agreement, subject to Sections 3.1.2 and 3.1.3, Company shall not operate or grant a license or franchise to any other person to operate a "Diedrich Coffee" coffeehouse at any site within the Development Area other than an Excluded Venue.

                        III.1.2 Company expressly reserves the exclusive, unrestricted right, in its sole and absolute discretion, directly and indirectly, through its employees, affiliates, representatives, licensees, assigns, agents and others, to own or operate and to franchise or license others (which may include its affiliates and joint ventures in which it or its affiliates are participants) to own or operate "Diedrich Coffee" coffeehouses (i) at any location outside


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

the geographic area comprising the Development Area, including immediately adjacent to the Development Area, and (ii) at any site or location which is an Excluded Venue as that term is defined in Section 1.3, even if located within the Development Area, and regardless of its proximity to any Coffeehouse developed or under development or consideration by Developer.

                        III.1.3 In addition, Company expressly reserves the exclusive, unrestricted right, in its sole and absolute discretion, directly and indirectly, through its employees, affiliates, representatives, licensees, assigns, agents and others, (i) to own or operate and to franchise or license others (which may include its affiliates and joint ventures in which it or its affiliates are participants) to own or operate coffeehouses, restaurants and other businesses which operate under names other than "Diedrich Coffee" at any location, and of any type or category whatsoever, and whether within or outside the Development Area, and regardless of its proximity to any Coffeehouse developed or under development or consideration by Developer; and (ii) subject to Section 2.5, to produce, license, distribute and market "Diedrich Coffee" brand named products, and products bearing other marks, including espresso, ground coffee and roasted coffee beans, tea, and other food and beverage products, clothing, souvenirs and novelty items, at or through any location or outlet whether or not operating under the "Diedrich Coffee" name, including grocery stores and convenience stores (including those which may be located within the Development Area), and through any distribution channel, at wholesale or retail, including by means of mail order catalogs, direct mail advertising, internet marketing and other distribution methods.

                                      IV.
                       TERM OF AREA DEVELOPMENT AGREEMENT

                IV.1    TERM.

                The Term of this Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with the provisions herein, or extended as provided in Section 2.2, shall continue for a period of five
(5) years.

                IV.2    RENEWAL.

                Developer shall have no right to renew this Agreement. After the expiration of the Term, or the sooner termination of this Agreement, Company, and its affiliates may construct, equip, open and operate, and license or franchise others to construct, equip, open and operate additional Coffeehouses in the Development Area, and at any Venue, without any restriction.

                IV.3    LIMITED ADDITIONAL DEVELOPMENT RIGHT.


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

                Within 60 days prior to the expiration of the Term, if Company shall determine that further development of the Development Area is desirable, Company shall notify Developer in writing of Company's determination to develop additional Coffeehouses in the Development Area and a plan for such development over a five year term. Subject to the conditions set forth in Section 4.5 of this Agreement, Developer shall have a prior right to undertake the additional development which Company shall have set forth in its notice to Developer. This right of additional development by Developer shall be exercised only in accordance with Section 4.4 and is subject to the conditions set forth in Section 4.5. If such right of additional development is not exercised by Developer, Company or any franchisee franchised by Company may construct, equip, open and operate additional Coffeehouses in the Development Area.

                IV.4    EXERCISE OF RIGHT OF ADDITIONAL DEVELOPMENT.

                At the time Company delivers to Developer Company's written notice of its determination to undertake additional development in the Development Area, Company shall also deliver to Developer a copy of Company's then-current Offering Circular and two copies of the then-current area development agreement. The new area development agreement, which may vary substantially from this Agreement, will reflect Developer's new development obligation consistent with Company's plan for additional development set forth in its notice to Developer. Notwithstanding the foregoing or inconsistent terms of such area development agreement, the fees specified in
Section 5.1 and 5.2 of this Agreement shall continue to apply.  Within thirty
(30) days after Developer's receipt of the Offering Circular and the new area development agreement, but no sooner than immediately after any applicable waiting periods prescribed by law have passed, Developer shall execute two copies of the area development agreement described in the Offering Circular and return them to Company. If Developer has so executed and returned the copies and has satisfied the conditions set forth in Section 4.5, Company will execute the copies and return one fully executed copy to Developer.

                IV.5    CONDITIONS TO EXERCISE OF RIGHT OF ADDITIONAL
DEVELOPMENT.

                Developer's right to additional development described in
Section 4.3 shall be subject to Developer's fulfillment of the following conditions precedent:

                        IV.5.1 Developer shall have fully performed all of its obligations under this Agreement and all other agreements between Company and Developer.

                        IV.5.2 Developer shall have demonstrated to Company Developer's financial capacity to perform the additional development obligations set forth in the new area development agreement. In determining if Developer is financially capable, Company will apply the same criteria to Developer as it applies to prospective area franchisees at that time.

                        IV.5.3 At expiration of the Term, Developer shall continue to operate, in the Development Area, not less than the cumulative number of Coffeehouses required by the Minimum Development Obligation set forth in Exhibit "B".

                                       V.
                             PAYMENTS BY DEVELOPER

                V.1 DEVELOPMENT AREA FEES. Developer shall pay an annual fee to Company in cash or by certified check in consideration of the rights granted to Developer hereunder and subject to the conditions contained herein (singularly a "Development Area Fee" and collectively, the "Development Area Fees"), payable as follows: (a) upon execution of this Agreement, Developer shall pay a Development Area Fee in the amount of $___________, and (b) on or before each anniversary of the Effective Date, Developer shall pay an annual Development Area Fee in the amount of $___________. The Development Area Fees shall be deemed fully earned upon the payment thereof and shall be non-refundable under any circumstances.

                V.2 FRANCHISE FEES FOR EACH COFFEEHOUSE. Notwithstanding the terms of the standard form of Franchise Agreements that Developer shall execute pursuant to Section 6.1 for each Coffeehouse opened in the Development Area:

                        V.2.1 Developer shall pay an initial franchise fee of $20,000 (or $7,500 in the case of a kiosk or cart) for each Coffeehouse, payable upon execution of each Franchise Agreement executed pursuant hereto (the "Initial Fee"); and

                        V.2.2 Each of the Franchise Agreements executed pursuant hereto for Coffeehouses in the Development Area will require Developer to pay a monthly Continuing Royalty equal to 5% (or 7.5% in the case of a kiosk or cart) of Gross Sales. The definition of "Gross Sales" set forth herein shall apply to all Franchise Agreements executed by Developer pursuant to Section 6.1, notwithstanding any inconsistent definition in such Franchise Agreements.

                        V.2.3 The amount of the Initial Fee for each Franchise Agreement executed pursuant to Section 6.1 shall be adjusted to reflect the increase if any in the Consumer Price Index, All Urban Consumers, Los Angeles/Anaheim/Riverside, All Items (revised 1982-1984:100) published by the United States Department of Labor, Bureau of Statistics ("Index"), between the Index published two (2) months prior to the date of the execution of the Franchise Agreement executed pursuant to Section 6.1, or the date of the transfer, as applicable ("Adjustment Index") and the Index published two
(2) months prior to the month in which this Agreement is executed ("Beginning Index"). If the Index is changed so that the base year differs from that used in the Beginning Index, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Statistics. If the Index is discontinued or revised during the term, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. Should the Index be discontinued or become unavailable to the general public, or should the method of computation be fundamentally changed, another index selected by Company and generally recognized as authoritative shall be substituted.

                                      VI.
                  EXECUTION OF INDIVIDUAL FRANCHISE AGREEMENTS

                VI.1 SITE APPROVAL, SUBMISSION OF OFFERING CIRCULAR, EXECUTION OF FRANCHISE AGREEMENT.

                        VI.1.1 After Developer has located a site for construction of a Coffeehouse, Developer shall submit to Company such information regarding the proposed site as Company shall require, in the form which Company shall from time to time require, together with the terms of any proposed lease relating to such site. Company may seek such additional information as it deems necessary within 30 days of submission of the prospective site, and Developer shall respond promptly to such request for additional information.

                        VI.1.2 If Company shall not reject the site in writing within 30 days, or within 30 days after a receipt of such additional information, whichever is later, the site shall be deemed approved. Company's approval of a site proposed by Developer will not be unreasonably withheld or delayed.

                        VI.1.3 Promptly after approval of any site, Company shall, if required by Applicable Law and if it has not done so already, transmit to Developer an Offering Circular and two execution copies of the Franchise Agreement pertaining to the approved site. Immediately upon receipt of the Offering Circular, Developer shall return to Company a signed copy of the Acknowledgment of Receipt of the Offering Circular. Not less than ten (10) business days, nor more than thirty (30) business days after Company's delivery of such Offering Circular, Developer shall execute and deliver to Company two copies of said Franchise Agreement and (subject to Section 5.2 hereof) pay to the Company the Initial Fee therefor as provided in Section 5.2.1 above.

                        VI.1.4 Company shall, promptly upon receipt of said documents and Initial Fee, execute and return to Developer one copy of the Franchise Agreement. Developer shall then procure the site by purchase or lease, and return one copy of the executed lease or, if purchased, the deed evidencing Developer's right to occupy the approved site. Developer shall then commence construction and operation of the Coffeehouse pursuant to the terms of the Franchise Agreement.

                        VI.1.5 Notwithstanding the foregoing, Company's obligation to deliver Franchise Agreements shall be subject to Company's legal authority to do so, and if

Company is not legally able to deliver an Offering Circular to Developer by reason of any lapse or expiration of its franchise registration, or because Company is in the process of amending any such registration, or for any reason beyond Company's reasonable control, Company may delay approval of the site for Developer's proposed Coffeehouse and delivery of its Offering Circular until such time as Company is legally able to deliver an Offering Circular. In no event shall Company be liable to Developer for any loss, cost or expense occasioned by such delays.

                VI.2    CONDITION PRECEDENT TO COMPANY'S OBLIGATIONS.

                It shall be a condition precedent to Company's obligations pursuant to Section 6.1, that Developer shall have performed all of his obligations under and pursuant to all agreements between Developer and Company.

                                      VII.
                        ASSIGNABILITY AND SUBFRANCHISING

                VII.1   ASSIGNABILITY BY COMPANY.

This Agreement is fully transferable by Company, in whole or in part, without the consent of Developer and shall inure to the benefit of any transferee or their legal successor to Company's interests herein; provided, however, that such transferee and successor shall expressly agree to assume Company's obligations under this Agreement. Without limiting the foregoing, Company may (i) assign any or all of its rights and obligations under this Agreement to a subsidiary or affiliated entity; (ii) sell its assets, its Marks, or its System outright to a third party; (iii) go public; (iv) engage in a private placement of some or all of its securities; (v) merge, acquire other corporations, or be acquired by another corporation; or (vi) undertake a refinancing, recapitalization, leveraged buy-out or other economic or financial restructuring. Company shall be permitted to perform such actions without liability or obligation to Developer who expressly and specifically waives any claims, demands or damages arising from or related to any or all of the above actions (or variations thereof).

                VII.2   NO SUBFRANCHISING BY DEVELOPER.

                Developer shall not offer, sell, or negotiate the sale of "Diedrich Coffee" franchises to any third party, either in Developer's own name or in the name and on behalf of Company, or otherwise subfranchise, subcontract, share, divide or partition this Agreement, and nothing in this Agreement will be construed as granting Developer the right to do so.

                VII.3   ASSIGNMENT BY DEVELOPER.

                        VII.3.1 This Agreement has been entered into by Company in reliance upon and in consideration of the individual or collective character, reputation, skill, attitude, business ability, and financial capacity of Developer or, if applicable, its shareholders, members or partners who will actively and substantially participate in the development, ownership and operation of the Coffeehouses. Therefore, neither Developer's interest in this Agreement nor any of its rights or privileges shall be assigned or transferred, voluntarily or involuntarily, in whole or in part, by operation of law or otherwise, in any manner (an "Assignment"), without the prior written consent of Company (which it may grant or withhold in its sole and absolute discretion).

                        VII.3.2 If Developer is a Business Entity, each of the following shall be deemed to be an Assignment of this Agreement:
(i) the transfer of fifty percent (50%) or more in the aggregate, whether in one or more transactions, of the capital stock, membership interests or voting power of Developer, by operation of law or otherwise; (ii) the issuance of any securities by Developer which itself or in combination with any other transaction(s) results in the shareholders, members or partners existing as of the Effective Date, as applicable, owning fifty percent (50%) or less of the outstanding shares, membership interests or voting power of Developer as constituted as of the date hereof; (iii) if Developer is a Partnership, the withdrawal, death or legal incapacity of a general partner or limited partner owning fifty percent (50%) or more of the voting power, property, profits or losses, or partnership interests of the Partnership (each of which is referred to hereinafter as a "Partnership Right"), or the admission of any additional general partner or the transfer by any general partner of any of its Partnership Rights in the Partnership; (iv) the death or legal incapacity of any shareholder, member or partner owning fifty percent (50%) or more of the capital stock, voting power, or Partnership Rights of Developer; and (v) any merger, stock redemption, consolidation, reorganization or recapitalization involving Developer, or the amendment of the articles, bylaws or operating agreement of Developer so as to transfer control of the Developer to a person or Business Entity other than Developer.

                        VII.3.3 Developer shall not in any event have the right to pledge, encumber, hypothecate or otherwise give any third party a security interest in this Agreement in any manner whatsoever without the express prior written permission of Company, which permission may be withheld for any reason whatsoever in Company's sole subjective judgment.

                VII.4   INDIVIDUAL FRANCHISE AGREEMENTS.

                Developer shall not execute any Franchise Agreement, or construct or equip any Coffeehouse with the intent of transferring or assigning such Franchise Agreement or Coffeehouse. Developer acknowledges and agrees that it will not be permitted to assign any

Franchise Agreement executed pursuant to this Agreement except in conjunction with a concurrent assignment to the same assignee of all of the Franchise Agreements executed pursuant to this Agreement, and otherwise in accordance with the terms and conditions of said Franchise Agreement(s).

                                     VIII.
                NON-COMPETITION, NON-SOLICITATION, TRADE SECRETS

                VIII.1  IN TERM.

                Subject to the exceptions, if any, explicitly set forth in Exhibit D which is annexed hereto and by this reference made a part hereof, during the term hereof, neither Developer, nor any officer, director, shareholder, member or general partner of a Developer which is a Business Entity, shall either directly or indirectly, own, operate, advise, be employed by, or have any financial interest in any business that features the sale of coffee, or other food products featured by "Diedrich Coffee" coffeehouses, wherever located, whether located within or outside the Development Area unless Company shall consent thereto in writing.

                VIII.2  POST-TERM.

                Subject to the exceptions, if any, explicitly set forth in Exhibit D, to the extent permitted by Applicable Law, during the two (2) year period after the expiration or termination hereof, for any reason, neither Developer, nor any officer, director, shareholder, member or general partner of a Developer which is a Business Entity, shall, either directly or indirectly, own, operate, advise, be employed by, or have any interest in any business that features the sale of coffee, or other food products featured by "Diedrich Coffee" coffeehouses, (i) within the Development Area, (ii) within the County in which any Coffeehouse operated by Developer is located, or
(iii) within an area within ten (10) miles from the location or any then existing "Diedrich Coffee" Coffeehouse, without the Company's prior written consent. In applying for such consent, Developer will have the burden of establishing that any such activity by it will not involve the use of benefits provided under this Agreement or constitute unfair competition with Company or other franchisees of the Company.

                VIII.3  MODIFICATION.

                The parties have attempted in Sections 8.1 and 8.2 above to limit the Developer's right to compete only to the extent necessary to protect the Company from unfair competition. The parties hereby expressly agree that if the scope or enforceability of Section 8.1 and 8.2 is disputed at any time by Developer, a court or arbitrator, as the case may be, may modify either or both of such provisions to the extent that it deems necessary to make such provision(s) enforceable under Applicable Law. In addition, the Company reserves the right to reduce the scope of either, or both, of said provisions without Developer's consent, at any time or times, effective immediately upon notice to Developer.

                VIII.4  PERSONNEL.

                        VIII.4.1 During the term of this Agreement, Developer shall not, without the prior written consent of Company, directly or indirectly:

                                (a)     employ or attempt to employ any
person who at that time is employed by Company, an affiliate of Company, or any other franchisee, including, without limitation, any coffeehouse manager, assistant coffeehouse manager, or head chef ("Personnel");

                                (b)     employ or attempt to employ any
Personnel who within six (6) months prior thereto had been employed by Company, an affiliate of Company, or any other franchisee; or

                                (c)     induce or attempt to induce any
Personnel to leave his or her employment with Company, an affiliate of Company, or any other franchisee.

                        VIII.4.2        The prohibitions set forth in Section
8.4.1 above shall also apply during the one (1) year period after the expiration or termination of this Agreement.

                        VIII.4.3 During the term of this Agreement, Company shall not, without the prior written consent of Developer, directly or indirectly:

                                (a)     employ or attempt to employ any
person who at that time is employed by Developer, an affiliate of Developer, or any other franchisee, including, without limitation, any Personnel; or

                                (b)     induce or attempt to induce any
Personnel to leave his or her employment with Developer, an affiliate of Developer, or any other franchisee.

                VIII.5  TRADE SECRETS.

                        VIII.5.1 Non-disclosure. Company possesses confidential information including recipes, secret ingredients and certain confidential specifications, procedures, concepts and methods of marketing and operating coffeehouses, restaurants and other retail outlets featuring espresso, ground coffee and roasted coffee beans, tea, and other food and beverage products (the "Trade Secrets"). Certain of the Trade Secrets may be disclosed to Developer in Operating Manuals, bulletins, supplements, confidential correspondence, or other confidential communications, and through the Company's training program and other guidance and management assistance, and in performing Company's other obligations and exercising Company's rights under this Agreement or the Franchise Agreements executed pursuant hereto. "Trade Secrets" shall not include information which: (a) has entered the public or was known to Developer prior to Company's disclosure of such information to Developer, other than by the breach of an obligation of confidentiality owed (by anyone) to Company; (b) becomes known to Developer from a source other than Company and other than by the breach of an obligation of confidentiality owed (by anyone) to Company; or (c) was independently developed by Developer without the use or benefit of Company's Trade Secrets; The burden of proving the applicability of the foregoing will reside with Developer.

                        VIII.5.2 Limits on use. Developer shall acquire no interest in the Trade Secrets other than the right to use them in developing and operating Coffeehouses pursuant to the Franchise Agreements executed pursuant to Section 6.1 during the term thereof. Developer's duplication or use of the Trade Secrets in any other endeavor or business shall constitute an unfair method of competition. Developer shall: (i) not use the Trade Secrets in any business or other endeavor other than in connection with such "Diedrich Coffee" Coffeehouses; (ii) maintain absolute confidentiality of the Trade Secrets during and after this Agreement's term;
(iii) make no unauthorized copy of any portion of the Trade Secrets, including without limitation, any Operating Manual, bulletins, supplements, confidential correspondence, or other confidential communications, whether written or oral; and (iv) operate and implement all reasonable procedures prescribed from time to time by Company to prevent unauthorized use and disclosure of the Trade Secrets, including without limitation, restrictions on disclosure to employees and use of non-disclosure and non-competition provisions as Company prescribes in employment agreements with employees who may have access to the Trade Secrets. Promptly upon Company's request, Developer shall deliver executed copies of such agreements to Company.

                                      IX.
                                  TERMINATION

                IX.1    TERMINATION PURSUANT TO A MATERIAL BREACH OF THIS
AGREEMENT.

                This Agreement may be terminated by Company in the event of any material breach by Developer of this Agreement, unless such default is cured by Developer within 15 days following written notice of the default (or 5 days in the case of a default in the payment of money, including the failure to pay, when due, the Development Area Fees pursuant to

Article V of this Agreement); provided that the following defaults shall be deemed incurable: (i) Any attempt by Developer to sell, assign, transfer or encumber in whole or in part any or all rights and obligations under this Agreement, in violation of the terms of this Agreement, or without the written consents required, pursuant to this Agreement; (ii) failure of Developer to meet the Minimum Development Obligation within the Development Periods set forth herein; and (iii) any violation by Developer of Article VIII.

                IX.2 TERMINATION BY REASON OF A MATERIAL BREACH OF OTHER AGREEMENT.

                This Agreement may be terminated, at the election of Company, in the event of the termination by reason of a material breach by Developer of an individual Franchise Agreement or any other agreement between Company and Developer, the notice and the opportunity to cure, if any, specified in the Franchise Agreement or other such agreement.

                IX.3    EFFECT OF TERMINATION.

                Upon the expiration of the Term, or upon the prior termination of this Agreement:

                         IX.3.1  Developer shall have no further right to
construct, equip, own, open or operate additional Coffeehouses which are not, at the time of such termination or expiration, the subject of a then existing Franchise Agreement between Developer and Company which is in full force and effect;

                        IX.3.2 Company and its affiliates may construct, equip, open, own or operate, or franchise or license others to construct, equip, open, own or operate Coffeehouses in the Development Area, except as may be expressly provided to the contrary in any Franchise Agreement executed pursuant to this Agreement; and

                        IX.3.3 Developer shall have no further right under Sections 2.4 or 2.5 to act as Company's representative or to receive any amount pursuant to Sections 2.4, 2.5 or otherwise with respect to any revenues whatsoever received by Company after the termination of this Agreement (notwithstanding the date on which Company accrued such revenues).

                                       X.
                            BUSINESS ENTITY DEVELOPER

                X.1     BUSINESS ENTITY DEVELOPER.

                        X.1.1 If Developer is a Business Entity, Developer represents and warrants that the information set forth in Exhibit "C" which is annexed hereto and by this reference made a part hereof, is accurate and complete in all material respects.

                        X.1.2 Developer shall notify Company in writing within ten (10) days of any change in the information set forth in Exhibit C.

                        X.1.3 Developer promptly shall provide such additional information as Company may from time to time request concerning all persons who may have any direct or indirect financial interest in Developer.

                                      XI.
                       GENERAL CONDITIONS AND PROVISIONS

                XI.1    RELATIONSHIP OF DEVELOPER TO COMPANY.

                It is expressly agreed that the parties intend by this Agreement to establish between Company and Developer the relationship of franchisor and franchisee. It is further agreed that Developer has no authority to create or assume in Company's name or on behalf of Company, any obligation, express or implied, or to act or purport to act as agent or representative on behalf of Company for any purpose whatsoever. Neither Company nor Developer is the employer, employee, agent, partner or co-venturer of or with the other, each being independent. Developer agrees that he will not hold himself out as the agent, employee, partner or co-venturer of Company. All employees hired by or working for Developer shall be the employees of Developer and shall not, for any purpose, be deemed employees of Company or subject to Company control. Each of the parties agrees to file its own tax, regulatory and payroll reports with respect to its respective employees and operations, saving and indemnifying the other party hereto of and from any liability of any nature whatsoever by virtue thereof.

                XI.2    INDEMNITY BY DEVELOPER.

                Developer hereby agrees to protect, defend and indemnify Company, and all of its past, present and future partners, shareholders, direct and indirect parent companies, subsidiaries, affiliates, officers, directors, employees, attorneys and designees and hold them harmless from and against any and all costs and expenses, including attorneys' fees, court costs, losses, liabilities, damages, claims and demands of every kind or nature on account of any actual or alleged loss, injury or damage to any person or Business Entity or to any property arising out of or in connection with Developer's operation of Coffeehouses pursuant hereto, except to the extent resulting from the negligence or intentional misconduct of Company.

                XI.3    LIMITATION OF LIABILITY

                        XI.3.1 Company shall not be liable to Developer for any consequential damages, including but not limited to lost profits, interest expense, increased construction or occupancy costs, or other costs and expenses incurred by Developer by reason of any delay in the delivery of Company's Offering Circular caused by legal incapacity during the Term, events beyond Company's reasonable control, or other conduct not due to the gross negligence or misfeasance of Company.

                        XI.3.2 Developer shall not be liable to Company for lost profits, interest expenses, or unaccrued future Development Area Fees upon the termination of this Agreement pursuant to Section 9.1.2 or 9.1.3; provided, however, this Section 11.3.2 shall not otherwise limit any other remedy available to Company at law or in equity, nor limit the recovery of damages to Company, except as provided herein.

                XI.4    WAIVER AND DELAY.

                No waiver by Company of any breach or series of breaches or defaults in performance by Developer, and no failure, refusal or neglect of Company to exercise any right, power or option given to it hereunder or under any other franchise agreement between Company and Developer, whether entered into before, after or contemporaneously with the execution hereof (and whether or not related to the Coffeehouses) or to insist upon strict compliance with or performance of Developer's obligations under this Agreement or any other franchise agreement between Company and Developer, whether entered into before, after or contemporaneously with the execution hereof (and whether or not related to the Coffeehouses), shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by Company of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

                XI.5    SURVIVAL OF COVENANTS.

                The covenants contained in this Agreement which, by their terms, require performance by the parties after the expiration or termination of this Agreement, shall be enforceable notwithstanding said expiration or other termination of this Agreement for any reason whatsoever.

                XI.6    SUCCESSORS AND ASSIGNS.

                This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Company and shall be binding upon and inure to the benefit of Developer and his or their respective heirs, executors, administrators, successors and assigns, subject to the prohibitions against Assignment contained herein.

                XI.7    JOINT AND SEVERAL LIABILITY.

                If Developer consists of more than one person or entity, or a combination thereof, the obligations and liabilities of each such person or entity to Company are joint and several.

                XI.8    GOVERNING LAW.

                This Agreement shall be construed in accordance with the laws of the State of California, without giving effect to any conflict of laws, excepting however the provisions of Article VIII respecting Non-Competition Covenants. Article VIII shall be construed and enforced in accordance with the laws of the State where the breach of said Section occurs.

                THE PARTIES HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, AND THEY AGREE THAT, EXCEPT TO THE EXTENT PROHIBITED BY LAW, LOS ANGELES, CALIFORNIA SHALL BE THE VENUE FOR ANY LITIGATION ARISING UNDER THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE REVIEWED THIS SECTION AND HAVE HAD THE OPPORTUNITY TO SEEK INDEPENDENT LEGAL ADVICE AS TO ITS MEANING AND EFFECT.

                XI.9    ENTIRE AGREEMENT.

                This Agreement and the Exhibits incorporated herein contain all of the terms and conditions agreed upon by the parties hereto concerning the subject matter hereof. No other agreements concerning the subject matter hereof, written or oral, shall be deemed to exist or to bind any of the parties hereto and all prior agreements, understandings and representations, are merged herein and superseded hereby. Developer represents that there are no contemporaneous agreements or understandings between the parties relating to the subject matter of this Area Development Agreement that are not contained herein. No officer or employee or agent of Company has any authority to make any representation or promise not contained in this Agreement or any Offering Circular for prospective franchisees required by Applicable Law, and Developer agrees that he has executed this Agreement without reliance upon any such representation or promise. This Agreement cannot be modified or changed except by written instrument signed by all of the parties hereto.

                XI.10   TITLES FOR CONVENIENCE.

                Article and paragraph titles used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of this Agreement.

                XI.11   GENDER AND CONSTRUCTION.

                All terms used in any one number or gender shall extend to mean and include any other number and gender as the facts, context, or sense of this Agreement or any article or paragraph hereof may require. As used in this Agreement, the words "include," "includes" or "including" are used in a non-exclusive sense. Unless otherwise expressly provided herein to the contrary, any consent, approval or authorization of Company which Developer may be required to obtain hereunder may be given or withheld by Company in its sole discretion, and on any occasion where Company is required or permitted hereunder to make any judgment or determination, including any decision as to whether any condition or circumstance meets Company's standards or satisfaction, Company may do so in its sole subjective judgment.

                XI.12   SEVERABILITY.

                Nothing contained in this Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provisions of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any part, article, paragraph, sentence or clause of this Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision shall be deemed deleted, and the remaining part of this Agreement shall continue in full force and effect.

                XI.13   COUNTERPARTS.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                XI.14   FEES AND EXPENSES.

                Should any party hereto commence any action or proceeding for the purpose of enforcing, or preventing the breach of, any provision hereof, whether by arbitration, judicial or quasi-judicial action or otherwise, or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then the prevailing party shall be reimbursed by the losing party for all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys' fees for the services rendered to such prevailing party.

                XI.15   NOTICES.

                Except as otherwise expressly provided herein, all written notices and reports permitted or required to be delivered by the parties pursuant hereto shall be deemed so delivered at the time delivered by hand, one (1) business day after transmission by facsimile or other electronic system (with confirmation copy sent by regular U.S. Mail), or three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed as follows:

        If to Company:

                                        Diedrich Coffee, Inc.
                                        2144 Michelson Drive
                                        Irvine, California 92612
                                        Telephone No.  (714) 260-1600
                                        Facsimile No.:  (714) 756-1144


                With copy (which shall not constitute notice) to:

                                        Kenneth R. Costello, Esq.
                                        Jenkens & Gilchrist, P.C.
                                        12100 Wilshire Boulevard, 15th Floor
                                        Los Angeles, California  90025
                                        Facsimile No.:  (310) 820-8859

        If to Developer:

                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
                                        ---------------------------------
          Facsimile No.:                (  )
                                         --------------------------------

or to such other address as such party may designate by ten (10) days' advance written notice to the other party.

                                      XII.
                            SUBMISSION OF AGREEMENT

                XII.1   GENERAL.

                The submission of this Agreement does not constitute an offer and this Agreement shall become effective only upon the execution thereof by Company and Developer. THIS AGREEMENT SHALL NOT BE BINDING ON COMPANY UNLESS AND UNTIL IT SHALL HAVE BEEN ACCEPTED AND SIGNED BY THE PRESIDENT OR CHIEF FINANCIAL OFFICER OF COMPANY. THIS AGREEMENT SHALL NOT BECOME EFFECTIVE UNTIL AND UNLESS DEVELOPER SHALL HAVE BEEN FURNISHED BY COMPANY WITH ALL DISCLOSURE DOCUMENTS, IN WRITTEN FORM, AS MAY BE REQUIRED UNDER OR PURSUANT TO APPLICABLE LAW, FOR REQUISITE TIME PERIODS.

                                     XIII.
                                ACKNOWLEDGMENT

                XIII.1  GENERAL.

                Developer, and its shareholders, members and partners, as applicable, jointly and severally acknowledge that they have carefully read this Agreement and all other related documents to be executed concurrently or in conjunction with the execution hereof, that they have obtained the advice of counsel in connection with entering into this Agreement, that they understand the nature of this Agreement, and that they intend to comply herewith and be bound hereby.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the first date set forth above.

ACCEPTED on this___ day of _________, 19__.

                COMPANY:
                Diedrich Coffee, Inc.



                By:
                    --------------------------------------
                Its:
                    --------------------------------------


                DEVELOPER:

                ------------------------------------------


                By:
                    --------------------------------------
                Its:
                    --------------------------------------


                ------------------------------------------
                an Individual

                ------------------------------------------
                an Individual

                ------------------------------------------
                an Individual

                                   EXHIBIT A
                               DEVELOPMENT AREA

                                    EXHIBIT B
                        MINIMUM DEVELOPMENT OBLIGATIONS


Development                Cumulative
Period                     No. to be in
Ending                     Operation
-----------                ------------
1___________, 19__            _____

2___________, 19__            _____

3___________, 19__            _____

4___________, 19__            _____

5___________, 19__            _____

                                    EXHIBIT C
                              DEVELOPER INFORMATION

Developer is a (check as applicable):
[  ] corporation                [  ] limited partnership
[  ] limited liability company  [  ] general partnership
[  ] Other (specify):  ___________________________

The name and address of each shareholder, member, and general and limited partner of Developer is:

                                                         NUMBER OF
                                                         SHARES OR
                                                         PERCENTAGE
     NAME                   ADDRESS                      INTEREST
     ----                   -------                      ----------
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________

There is set forth below the name and address of each director, member, or general partner, as applicable, of Developer:

NAME                    ADDRESS
----                    -------
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________

There is set forth below the names, and addresses and titles of Developer's principal officers or partners who will be devoting their full time to the
Coffeehouse:

NAME                    ADDRESS
----                    -------
__________________________________________________________________________
__________________________________________________________________________
__________________________________________________________________________

The address where Developer's Financial Records, and Business Entity records (e.g. Articles of Incorporation, Bylaws, Operating Agreement, Partnership Agreement, etc.) are maintained is:

                    ___________________________________
                    ___________________________________
                    ___________________________________

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                                    EXHIBIT D

                              EXCEPTIONS TO SECTION 8.1

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                                SPOUSAL CONSENT

  Each of the undersigned, each being the spouse of an individual who executed this Agreement as Developer or if Developer is a partnership, a spouse of a general partner, consents to all of the terms of this Agreement and the execution thereof.

Dated:_________________________________  By: ____________________________

By: _____________________________


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